                                                                    Exhibit 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


       As independent public accountants, we hereby consent to the use of our report included in this registration statement and to the incorporation by reference in this registration statement of our report dated January 22, 1998 included in Lindberg Corporation's Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in this registration statement.

       /s/ Arthur Andersen LLP

       Chicago, Illinois
       June 19, 1998